EXHIBIT I

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of November 5, 2021, by and between Transphorm, Inc., a Delaware corporation (the “Company”) and each “Purchaser” named in the Purchase Agreements (as defined below) (collectively, the “Purchasers”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below or in the Purchase Agreements (as defined below).

RECITALS:

WHEREAS, this Agreement is made pursuant to those certain Securities Purchase Agreements, dated on or about the date hereof, between the Company and each Purchaser (the “Purchase Agreements”).

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:

1.            Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Approved Market” means any market operated by the OTC Markets Group (excluding the “pink sheets”), the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American.

“Blackout Period” means, with respect to a registration, a period during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, material corporate development or other material transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of material information which is in its best interest not to publicly disclose, or any other event or condition of similar material significance to the Company) that the registration of the Registrable Securities (as defined below) to be covered by such registration statement, if any, or the filing of an amendment to such registration statement in the circumstances described in Section 4(h) below, would be detrimental to the Company and its stockholders, in each case commencing on the day the Company notifies the Holders (such notice shall be made to such Holder’s email address set forth on the signature page hereto) that they are required, because of the determination described above, to suspend offers and sales of Registrable Securities and ending on the earlier of (1) the date upon which the material non-public information resulting in the Blackout Period is disclosed to the public or, in the good faith discretion of the Company, ceases to be material and (2) such time as the Company notifies the selling Holders (as defined below) that sales pursuant to such Registration Statement or a new or amended Registration Statement may resume; provided, however, that no Blackout Period shall extend for a period of more than thirty (30) consecutive Trading Days (as defined below) and aggregate Blackout Periods shall not exceed sixty (60) Trading Days in any twelve (12) month period.

“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which banks in the State of New York are required or authorized to close.

“Commission” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Holder” means each Purchaser or any of such Purchaser’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Purchaser or from any Permitted Assignee.

“Majority Holders” means, at any time, Holders of a majority of the Registrable Securities then outstanding or then issuable upon exercise of outstanding Warrants, and including a majority of the Registrable Securities held collectively by KKR Phorm Investors L.P. and its Affiliates (as defined in the Purchase Agreements).

“Permitted Assignee” means (a) with respect to a partnership, its partners, former partners or any affiliate, including employees of such partnership or affiliate, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) an entity or trust that is controlled by, controls, or is under common control with a transferor, (f) an employee, officer, agent or advisor of KKR Phorm Investors L.P. or its Affiliates or (g) a party to this Agreement.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means (a) the Shares and (b) the shares of Common Stock issued or issuable upon exercise of the outstanding Warrants. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities have been sold or otherwise transferred other than to a Permitted Assignee, (ii) a holder is able to sell such securities under the Securities Act without restriction, including manner of sale, current information requirements or volume limitations pursuant to Rule 144, or (iii) such securities shall have ceased to be outstanding.

“Registration Default Period” means the period during which any Registration Event occurs and is continuing.

“Registration Effectiveness Date” means the date that is sixty (60) calendar days after the Registration Statement is first filed with the Commission.

“Registration Event” means the occurrence of any of the following events:

(a)        the Company fails to file with the Commission the Registration Statement on or before the First Closing Filing Deadline or the Second Closing Filing Deadline, as applicable;

(b)         the Registration Statement is not declared effective by the Commission on or before the Registration Effectiveness Date;

(c)          after the SEC Effective Date, the Registration Statement ceases for any reason to remain continuously effective or the Holders are otherwise not permitted to utilize the prospectus therein to resell the Registrable Securities for a period of more than fifteen (15) consecutive Trading Days, except for Blackout Periods permitted herein and except for suspension of the use of the Registration Statement in connection with its post-effective amendment in connection with the filing of the Company’s Annual Report on Form 10-K for the time reasonably required to respond to any comments from the staff of the Commission (the “Staff”) on the Company’s Annual Report on Form 10-K, and as excused pursuant to Section 3(a) below; or

(d)        the Registrable Securities, if issued and outstanding, are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal market for the Common Stock, for more than three (3) full, consecutive Trading Days; provided, however, a Registration Event shall not be deemed to occur if all or substantially all trading in equity securities of all companies (including the Common Stock) is suspended or halted on the Approved Market for any length of time.

“Registration Statement” means any registration statement that the Company is required to file pursuant to Section 3(a) of this Agreement to register the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“SEC Effective Date” means the date the Registration Statement is declared effective by the Commission.

“Shares” means the shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreements and any shares of Common Stock issued or issuable with respect to such shares upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Trading Day” means any day on which each Approved Market is open for general trading of securities.

“Warrants” shall mean the warrants to purchase shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreements.

2.           Term.  This Agreement shall terminate with respect to each Holder on the earlier of: (i) the date that is three (3) years from the last to occur SEC Effective Date; (ii) the date on which all Registrable Securities held by such Holder have been transferred other than to a Permitted Assignee; or (iii) the date on which all Registrable Securities held by such Holder may be sold under Rule 144 without restriction (including, without limitation, volume restrictions) (the “Term”).  Notwithstanding the foregoing, Section 3(b), Section 6, Section 8, Section 9 and Section 10 shall survive the termination of this Agreement.

3.           Registration.

(a)         Registration Statements.  Promptly following the First Closing Date but no later than thirty (30) days after the First Closing Date (the “First Closing Filing Deadline”), the Company shall file with the Commission a Registration Statement on Form S-3 covering all of the Registrable Securities issued at the First Closing (the “First Closing Registrable Securities”) (except if the Company is not then eligible to register for resale the First Closing Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form). Promptly following the Second Closing Date but no later than thirty (30) days after the Second Closing Date (the “Second Closing Filing Deadline”), the Company shall file with the Commission a Registration Statement on Form S-3 covering all of the Registrable Securities issued at the Second Closing (the “Second Closing Registrable Securities”) (except if the Company is not then eligible to register for resale the Second Closing Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form); provided, however, that the Company shall not be required to file such Registration Statement during a Blackout Period. The Company shall (i) use its commercially reasonable efforts to cause each such Registration Statement to be declared effective no later than the Registration Effectiveness Date and (ii) use its commercially reasonable efforts to keep each such Registration Statement effective for a period of three (3) years after the SEC Effective Date or for such shorter period ending on the earlier to occur of: (x) the date on which all Registrable Securities have been transferred other than to a Permitted Assignee and (y) the date as of which all Holders may sell all of the Registrable Securities without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) within a ninety (90) day period (the “Effectiveness Period”); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3(a), or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so. The Company shall be entitled to suspend the effectiveness of a Registration Statement at any time prior to the expiration of the Effectiveness Period during a Blackout Period for the reasons and time periods set forth in the definition thereof.  Notwithstanding the foregoing, in the event that the Staff should limit the number of Registrable Securities that may be sold pursuant to such Registration Statement, the Company may remove from such Registration Statement such number of Registrable Securities as specified by the Commission (such Registrable Securities, the “Reduction Securities”) on behalf of all of the holders of Registrable Securities first from the shares of Common Stock issued or issuable upon exercise of the outstanding Warrants, on a pro-rata basis among the holders thereof, and second from the other Registrable Securities on a pro-rata basis among the holders thereof. In such event, the Company shall give the applicable holders of Registrable Securities prompt notice of the number of Registrable Securities excluded from such Registration Statement.  The Company shall, at the first opportunity that is permitted by the Commission, register for resale the Reduction Securities (pro rata among the Holders of such

Reduction Securities) using one or more registration statements that it is then entitled to use; provided, however, that the Company shall not be required to register such Reduction Securities during a Blackout Period. The Company shall use its commercially reasonable efforts to cause each such registration statement to be declared effective under the Securities Act as soon as possible, and shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act during the entire Effectiveness Period.  No liquidated damages shall accrue or be payable to any Holder pursuant to Section 3(b) below with respect to any Registrable Securities that are excluded by reason of (i) the Staff limiting the number of Registrable Securities that may be sold pursuant to a registration statement (provided that the Company continues to use commercially reasonable efforts to register such Reduction Securities for resale by other available means) or (ii) such Holder failing to provide to the Company information concerning the Holder and the manner of distribution of the Holder’s Registrable Securities that is required by SEC Rules to be disclosed in a registration statement utilized in connection with the registration of registrable securities.  Notwithstanding anything herein to the contrary, if the Commission limits the Company’s ability to file, or prohibits or delays the filing of a new registration statement, the Company’s compliance with such limitation, prohibition or delay solely to the extent of such limitation, prohibition or delay shall not be deemed a failure by the Company to use commercially reasonable efforts as set forth above or elsewhere in this Agreement and shall not require the payment of any liquidated damages by the Company under this Agreement. As of the date hereof, at least 21,354,517 shares of Common Stock are held by non-affiliates of the Company.

(b)         Liquidated Damages.  If a Registration Event occurs, then the Company will make payments to each Holder of Registrable Securities, as liquidated damages to such Holder by reason of the Registration Event, a cash sum calculated at a rate of twelve percent (12%) per annum of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreements with respect to such Holder’s Registrable Securities that are affected by such Registration Event, but only with respect to such Holder’s Registrable Securities that are affected by such Registration Event and only for the period during which such Registration Event continues to affect such Registrable Securities.  Notwithstanding the foregoing, the maximum amount of liquidated damages that may be paid by the Company to a Holder pursuant to this Section 3(b) shall be an amount equal to five percent (5%) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreements with respect to such Holder’s Registrable Securities that are affected by all Registration Events. For clarity, and by way of example, if a Holder’s aggregate purchase price is $10,000,000, liquidated damages payable by the Company to such Holder by reason of a Registration Event affecting all Registrable Securities of such Holder would accrue at a rate of twelve percent (12%) per annum until such time that the liquidated damages payable to such Holder reached a cap of $500,000.  Each payment of liquidated damages pursuant to this Section 3(b) shall be due and payable in cash in arrears within five (5) days after the end of each full 30-day period of the Registration Default Period until the termination of the Registration Default Period and within five (5) days after such termination, including if the Registration Default Period is for less than 30 days.  For clarity, and by way of example, if the Registration Default Period is fifteen (15) days, each payment of liquidated damages pursuant to this Section 3(b) shall be due and payable in cash in arrears within five (5) days after such Registration Default Period ends. Such payments shall constitute the Holder’s exclusive remedy for any Registration Event.  The Registration Default Period shall terminate upon the earlier of such time as the Registrable Securities that are affected by the Registration Event cease to be Registrable Securities or (i) the filing of a Registration Statement in the case of clause (a) of the definition of Registration Event, (ii) the SEC Effective Date in the case of clause (b) of the definition of Registration Event, (iii) the ability of the Holders to effect sales pursuant to a Registration Statement in the case of clause (c) of the definition of Registration Event, and (iv) the listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be, in the case of clause (d) of the definition of Registration Event; provided, that in the event of a cure of one or more of the Registration Events described in clauses (i)-(iv) above when a separate Registration Event shall be continuing, the Registration Default Period shall continue until all such

Registration Events have ceased.  The amounts payable as liquidated damages pursuant to this Section 3(b) shall be payable in lawful money of the United States.

(c)         Other Limitations. Notwithstanding the provisions of Section 3(b) above, if the Commission does not declare a Registration Statement effective on or before its Registration Effectiveness Date, and the reason for the Commission’s determination is that (i) the offering of any of the Registrable Securities constitutes a primary offering of securities by the Company, (ii) Rule 415 may not be relied upon for the registration of the resale of any or all of the Registrable Securities, and/or (iii) a Holder of any Registrable Securities must be named as an underwriter and such Holder does not consent to be so named in such Registration Statement, the Holders shall not be entitled to liquidated damages with respect to the Registrable Securities not registered; provided that the Company continues to use its commercially reasonable efforts at the first opportunity that is permitted by the Commission to register for resale all such Registrable Securities, using one or more registration statements that it is then entitled to use.  The Company shall use its commercially reasonable efforts to cause each such registration statement to be declared effective under the Securities Act as soon as reasonably possible, and shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act during the entire Effectiveness Period.

(d)         Secondary Offering. If the Company receives a written notice from the Holders of at least 20% of the Registrable Securities then outstanding that they desire to distribute the Registrable Securities held by them (or a portion thereof) by means of an underwritten offering or a block trade, the Company shall use commercially reasonable efforts to promptly engage one or more underwriter(s) or investment bank(s) to conduct such an offering of the Registrable Securities (a “Secondary Offering”); provided, however, that the Company shall only be obligated to effect a Secondary Offering if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $5,000,000. The underwriter(s) or investment bank(s) will be selected by the Holders of a majority of the Registrable Securities held by all Holders providing such notice and reasonably acceptable to the Company. All Holders proposing to distribute their securities through such Secondary Offering shall enter into an underwriting agreement or other agreement(s), including any lock-up or market standoff agreements, in customary form with the underwriter(s) or investment bank(s) selected for such Secondary Offering as may be mutually agreed upon among the Company, the underwriter(s) or investment bank(s) and Holders of a majority of the Registrable Securities to be offered in such Secondary Offering. In connection with a Secondary Offering, the Company shall enter into and perform its obligations under an underwriting agreement or other agreement(s), in usual and customary form as may be mutually agreed upon among the Company, the underwriter(s) or investment bank(s) and the Holders of a majority of the Registrable Securities to be included in such Secondary Offering. Notwithstanding any other provision of this Section 3(d), if the underwriter(s) or investment bank(s) advise(s) such Holders that marketing factors require a limitation on the number of shares to be offered in the Secondary Offering, then the number of shares, including the Registrable Securities, that may be included in such Secondary Offering shall be allocated among such Holders of Registrable Securities, and any other holders of shares, as follows: (i) first to such Holders of Registrable Securities in proportion (as nearly as practicable) to the number of Registrable Securities owned by each such Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; and (ii) second to all other holders of securities included in the Secondary Offering.

4.           Registration Procedures.  The Company will keep each Holder reasonably advised as to the filing and effectiveness of the Registration Statement.  At its expense with respect to the Registration Statement, the Company will use its commercially reasonable efforts to:

(a)         prepare and file with the Commission with respect to the Registrable Securities, a Registration Statement in accordance with Section 3(a) hereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective for the Effectiveness Period;

(b)         not name any Holder in the Registration Statement as an underwriter without that Holder’s prior written consent;

(c)         if the Registration Statement is subject to review by the Commission, promptly respond to all comments, diligently pursue resolution of any comments to the satisfaction of the Commission and file all amendments and supplements to such Registration Statement as may be required to respond to comments from the Commission and otherwise to enable such Registration Statement to be declared effective;

(d)       prepare and file with the Commission such amendments and supplements to such Registration Statement and prospectus used in connection with such Registration Statement as may be necessary to effect a Secondary Offering, comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and keep such Registration Statement effective during the Effectiveness Period;

(e)          not less than four (4) Trading Days prior to filing a Registration Statement or any related prospectus or any amendment or supplement thereto, the Company shall furnish to the Holders that hold at least 1,000,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization) copies of, or a link to, all such documents proposed to be filed (other than those incorporated by reference) and duly consider any comments received by the Holders;

(f)         furnish, without charge, to each Holder of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may reasonably require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period; provided that the Company shall have no obligation to furnish any document pursuant to this clause that is available on the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system;

(g)         use its reasonable best efforts to register or qualify the securities covered by such Registration Statement under such other applicable securities laws of such jurisdictions within the United States, including Blue Sky laws, as any Holder of Registrable Securities covered by such Registration Statement reasonably requests and as may be reasonably necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) consent to general service of process in any such jurisdiction where it has not already done so;

(h)        promptly as practicable after becoming aware of any event, notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that will, after the occurrence of such event, cause the prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period; provided that any and all information provided to the Holder pursuant to such notification shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law;

(i)          comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(j)          as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission or any other federal or state governmental authority of any stop order or other suspension of effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(k)         use its commercially reasonable efforts to furnish, or cause to be furnished, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwriters in an underwritten public offering, addressed to the underwriters and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(l)          provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock at all times and cooperate with the Holders to facilitate the timely preparation and delivery of the Registrable Securities to be delivered to a transferee pursuant to the Registration Statement (whether electronically or in certificated form) which Registrable Securities shall be free, to the extent permitted by (and solely to the extent the Holders comply with the requirements of) the Purchase Agreements, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request;

(m)       cooperate with the Holders of Registrable Securities being offered pursuant to the Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates representing Registrable Securities to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates representing the Registrable Securities to the transfer agent or the Company, as applicable, and enable such certificates to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request;

(n)         notify the Holders and their counsel as promptly as reasonably possible: (i)(A) when a prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “no review,” “review” or a “completion of a review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a selling stockholder, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has been declared effective, provided, however, that such notice under this clause (C) shall be delivered to each Holder; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information that pertains to the Holders as selling stockholders; and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(o)        during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M of the Exchange Act;

(p)         use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(q)        cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by any such Holder, and the Company shall pay the filing fee required by such filing within two (2) Trading Days of the request therefor; and

(r)          take all other commercially reasonable actions necessary to enable, expedite or facilitate the Holders to dispose of the Registrable Securities by means of the Registration Statement during the Term.

5.            Obligations of the Holders.

(a)        Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(h) hereof or of the commencement of a Blackout Period, such Holder shall discontinue the disposition of Registrable Securities included in such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(h) hereof or notice of the end of the Blackout Period.

(b)         The Holders of the Registrable Securities shall provide such information as may reasonably be requested by the Company in connection with the preparation of any registration statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3(a) of this Agreement and in connection with the Company’s obligation to comply with federal and applicable state securities laws, including a completed selling security holder questionnaire or any update thereto not later than three (3) Business Days following a request therefore from the Company.

(c)          Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

6.        Registration Expenses.  The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, any FINRA filing fees, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of counsel for the Company and of the Company’s independent accountants, and reasonable fees and disbursements of a single counsel of the Holders selected by the Holders of at least a majority of the Registrable Securities and reasonably acceptable to the Company, in an amount not to exceed $15,000; provided, however, that in connection with any and all Secondary Offerings and Piggy-Back Registrations contemplated herein, the Company shall also pay for the reasonable fees and disbursements of a single counsel of the Holders selected by the Holders of at least a majority of the Registrable Securities and reasonably acceptable to the Company, in an aggregate amount not to exceed $100,000; provided, further, that, in any underwritten registration, the Company shall have no obligation to pay any underwriting discounts, selling commissions or transfer taxes attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts, selling commissions and transfer taxes shall be borne by such Holders.  Except as provided in Section 6 and Section 8 of this Agreement or otherwise agreed to by the Company, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder or for any other fees, disbursements and expenses incurred by Holders not specifically agreed to in this Agreement.

7.           Assignment of Rights.  No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Holder may assign its rights under this Agreement without such consent (a) to a Permitted Assignee as long as (i) such transfer or assignment is effected in accordance with applicable securities laws; (ii) such transferee or assignee agrees in writing to become bound by and subject to the terms of this Agreement; and (iii) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned; or (b) as otherwise permitted under the Purchase Agreements. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities.

8.            Indemnification.

(a)         In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, stockholders, members, partners, employees and agents and each other person, if any, who controls or is under common control with such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, free writing prospectus as defined under Rule 433(d) of the Securities Act (“Free Writing Prospectus”), any “testing-the-water” communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Testing the Water Communication”), any road show communication as defined in Rule 433(h) under the Securities Act (“Road Show Communication”), final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case (i) to the extent, but only to the extent, that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (x) an untrue statement in or omission from such registration statement, any such preliminary prospectus, Free Writing Prospectus, Testing the Water Communication, Road Show Communication, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by a Holder or its representative (acting on such Holder’s behalf) to the Company expressly for use in the preparation thereof or (y) the failure of a Holder to comply with the covenants and agreements contained in Section 5 hereof respecting the sale of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such shares by the Holder.

(b)         As a condition to including Registrable Securities in any registration statement filed pursuant to this Agreement, each Holder agrees, severally and not jointly, to be bound by the terms of this Section 8 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors, officers, partners, and each underwriter, if any, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any registration statement, any preliminary prospectus, Free Writing prospectus, Testing the Water Communication, Road Show Communication, final prospectus, summary prospectus, amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is included or omitted in reliance upon and in conformity with written information furnished by the Holder or its representative (acting on such Holder’s behalf) to the Company expressly for use in the preparation thereof, and such Holder shall reimburse the Company, and its directors, officers, partners, and any such controlling persons for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that the indemnity obligation contained in this Section 8(b) shall in no event exceed the amount of the net proceeds received by such Holder as a result of the sale of such Holder’s Registrable Securities pursuant to such registration statement.  Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

(c)        Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 8 (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice in any material respect.  In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim or the indemnified party may have defenses not available to the indemnifying party in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation.  Neither an indemnified party nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent (which shall not be unreasonably withheld or delayed).  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)         If an indemnifying party does not or is not permitted to assume the defense of an action pursuant to Section 8(c) or in the case of the expense reimbursement obligation set forth in Sections 8(a) and 8(b), the indemnification required by Sections 8(a) and 8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages, or liabilities are incurred.

(e)          If the indemnification provided for in Sections 8(a) and 8(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (i) in such proportion as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, then in such proportion as is appropriate to reflect not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. Notwithstanding any other provision of this Section 8(e), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement of a material fact or omission, except in the case of fraud or willful misconduct.  No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(f)        The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the indemnifying parties may have to the indemnified parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreements.

9.           Rule 144.  The Company shall timely file all reports required to be filed by the Company after the date hereof under the Exchange Act and the rules and regulations adopted by the Commission thereunder, and if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell shares of Common Stock under Rule 144.

10.          Miscellaneous.

(a)          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the state or federal courts located in the State of New York and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement. Remedies.  Except as otherwise specifically set forth herein with respect to a Registration Event, in the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.  Except as otherwise specifically set forth herein with respect to a Registration Event, the Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)       No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Except for the Registrable Securities and up to 1,000,000 shares of Common Stock held by other stockholders of the Company who have existing registration rights with respect to such shares (which shares, for the avoidance of doubt, shall not be considered “Registrable Securities” hereunder), neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) are entitled to include securities of the Company in any of the Registration Statements. The Company shall not file any other registration statements, other than on Forms S-4 or S-8 or their then equivalents, until all First Closing Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 10(b) shall not prohibit the Company from (i) filing amendments to registration statements filed prior to the date of this Agreement or (ii) filing a registration statement to register for resale up to 1,000,000 shares of Common Stock held by other stockholders of the Company who have existing registration rights with respect to such shares. In the event of a Second Closing (as defined in the Purchase Agreements), the Company shall not file any other registration statements, other than on Forms S-4 or S-8 or their then equivalents, until all Second Closing Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 10(b) shall not prohibit the Company from (i) filing amendments to registration statements filed prior to the Second Closing Date or (ii) filing a registration statement to register for resale up to 1,000,000 shares of Common Stock held by other stockholders of the Company who have existing registration rights with respect to such shares.

(c)       Piggy-Back Registrations. If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans (any such registration, a “Piggy-Back Registration”), then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered (the “Piggy-Back Securities”); provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 10(c) after the Term or that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement that is available for resales or other dispositions by such Holder or cease to be deemed “Registrable Securities.”  If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises the Company and the Holders in writing that, in its reasonable opinion, the number of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by the Company or any other security holder would be greater than the total number of securities which can reasonably be sold in the offering without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the “Maximum Number of Securities”), then (i) in the event the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the securities the Company proposes to register, second, the Piggy-Back Securities, in an amount that together with the securities the Company proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among the Holders of the Piggy-Back Securities on a pro rata basis (based on the number of securities of the Company held by each such Holder), and third, the securities of all other selling security holders, in an amount that together with the securities the Company proposes to register and the Piggy-Back Securities, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other selling security holders on a pro rata basis (based on the number of securities of the Company held by each such selling security holder); and (ii) in the event any holder of securities of the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration first, the Piggy-Back Securities in an amount that shall not exceed the Maximum Number of Securities (with such amount to be allocated among the Holders of the Piggy-Back Securities on a pro rata basis based on the number of securities of the Company held by each such Holder), second, the securities such initiating security holder proposes to register, in an amount that together with the Piggy-Back Securities, shall not exceed the Maximum Number of Securities, third, the securities of any other selling security holders, in an amount that together with the Piggy-Back Securities and the securities the initiating security holder proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other selling security holders on a pro rata basis (based on the number of securities of the Company held by each such selling security holder), and fourth, any securities the Company proposes to register, in an amount that together with Piggy-Back Securities, the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Maximum Number of Securities.

(d)       Subsequent Registration Rights.  Except as contemplated by Section 10(l), until the Registration Statement with respect to the First Closing Registrable Securities is declared effective by the Commission, the Company shall not enter into any agreement granting any registration rights with respect to any of its securities to any Person without the written consent of the Majority Holders. Beginning on the Second Closing Date, until the Registration Statement with respect to the Second Closing Registrable Securities is declared effective by the Commission, the Company shall not enter into any agreement granting any registration rights with respect to any of its securities to any Person without the written consent of the Majority Holders.

(e)       Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.

(f)        No Inconsistent Agreements.  The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(g)        Entire Agreement.  This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(h)       Notices, etc.  All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing will be deemed given to a party (a) upon receipt, when personally delivered; (b) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, costs prepaid on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (c) the date of transmission if sent by e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a Trading Day, or the next Trading Day after the date of transmission, if such notice or communication is delivered on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, provided confirmation of email is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message from the recipients email server that such e-mail could not be delivered to such recipient; (d) the date received or rejected by the addressee, if sent by certified mail, return receipt requested, postage prepaid; or (e) seven (7) days after the placement of the notice into the mails (first class postage prepaid), to the party at the address or e-mail address furnished by the such party,

If to the Company, to:
Transphorm, Inc.
75 Castilian Drive
Goleta, CA 93117
Attn:  Primit Parikh and Cameron McAulay
Email:  pparikh@transphormusa.com and cmcaulay@transphormusa.com with copy to:
Wilson Sonsini Goodrich and Rosati P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attn:  Erika Muhl
Email:  emuhl@wsgr.com

if to a Holder, to:

such Holder at the address set forth on the signature page hereto or in the Company’s records;

or at such other address as any party shall have furnished to the other parties in writing in accordance with this Section 10(h).

(i)          Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any

Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

(j)         Counterparts.  This Agreement may be executed in any number of counterparts, , each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  In the event that any signature is delivered by an e-mail, which contains a copy of an executed signature page such as a portable document format (.pdf) file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such e-mail of an executed signature page such as a .pdf signature page were an original thereof.

(k)        Severability.  In the case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be replaced with a valid, legal and enforceable provision that as closely as possible reflects the parties’ intent with respect thereto, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l)        Amendments.  Except as otherwise provided herein, the provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders; provided, however, that (i) Purchasers purchasing shares of Common Stock pursuant to Purchase Agreements that are substantially similar to the Purchase Agreements dated as of the date hereof may become parties to this Agreement by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder, provided that such Purchase Agreements are entered into by November 10, 2021 and the aggregate number of First Closing Shares to be sold pursuant to all Purchase Agreements does not exceed 8,600,000 shares; (ii) this Agreement may not be amended and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder if such amendment or waiver on its face materially and adversely affects the rights of such Holder under this Agreement in a manner that is different than the other Holders; and (iii) with respect to any Secondary Offering the provisions of this Agreement may be amended or waived with an agreement or consent in writing signed by the Company and the Holders of a majority of the Registrable Securities to be offered in such Secondary Offering. The Holders acknowledge that by the operation of this Section 10(l), the Majority Holders may have the right and power to diminish or eliminate all rights of the Holders under this Agreement.

(m)        Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Except as expressly provided herein, each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. Except as expressly provided herein, it is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

[signature pages follow]

This Registration Rights Agreement is hereby executed as of the date first above written.

The Company:

TRANSPHORM, INC.

By:	/s/ Mario Rivas
Name: Mario Rivas
Title: Chief Executive Officer

This Registration Rights Agreement is hereby executed as of the date first above written.

Purchaser:

KKR PHORM INVESTORS L.P.

By:	its General Partner, KKR Phorm Investors GP LLC

By:	/s/ Dave Welsh
Name: Dave Welsh
Title: Vice President

Address of Executive Offices:

c/o Kohlberg Kravis Roberts & Co. L.P.
30 Hudson Yards, Suite 7500
New York, New York 10001
Attn: General Counsel

Telephone Number:

Facsimile Number:

(212) 750-0003

E-mail Address:

general.counsel@kkr.com

Additional copies of notices pursuant to the Agreement shall be delivered but not constitute notice, to:

Jones Day
1755 Embarcadero Road
Palo Alto, California 94303
Attn: Timothy R. Curry
Email: tcurry@jonesday.com
Facsimile: (650) 739-3900